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                       Independent Auditors' Consent


The Board of Directors
The Jundt Growth Fund, Inc.:

We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" in Part A and "COUNSEL AND AUDITORS" in Part B of the Registration Statement.


                                              KPMG Peat Marwick LLP


Minneapolis, Minnesota
April 21, 1997